FORM 8-A

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           LAIDLAW GLOBAL CORPORATION
             (Exact name of registrant as specified in its charter)



                Delaware                                  13-4093923
(State of incorporation or organization)    (I.R.S. Employer Identification No.)



      100 Park Avenue, New York, NY                         10017
(Address of principal executive offices)                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


      Title of each class                  Name of each exchange on which
      to be so registered                  each class is to be registered
      -------------------                  ------------------------------
      Common Stock, par value               American Stock Exchange
      $0.00001 per share

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates:

                           Registration No. 33-37203-D

        Securities to be registered pursuant to section 12(g) of the Act:

                                        None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     The description of the common stock, $0.00001 par value (the "Common Stock") of Laidlaw Global Corporation, formerly known as Fi-Tek V, Inc. (the "Company"), to be registered hereunder is contained under the caption "Description of Securities" on pages 27-30 in the Prospectus constituting a part of Amendment No. 4 to the Registration Statement on Form S-18 (File No. 33-37203-D) filed by the Company with the Securities and Exchange Commission on June 3, 1991 (the "Registration Statement"), which description is hereby incorporated herein by reference.

Item 2.   Exhibits.

     1.   Certificate of Incorporation*

     2.   Amended Certificate of Incorporation

     3.   Bylaws**

     4.   Specimen of Common Stock

     5. Amended and Restated Plan and Agreement of Reorganization dated May 27, 1999 defining the rights of the holders of each class of the securities being registered herewith***

     6.   Annual, Quarterly and Current reports****:

                  Report                        Date Filed:
                  ------                        -----------

                  Form 10-KSB                   April 17, 2000

                  Form 8-K                      April 12, 2000

----------
*Such document is hereby incorporated herein by reference to Exhibit 3.1 of the Registration Statement.

**Such document is hereby incorporated herein by reference to Exhibit 3.2 of the Registration Statement.

***Such document is hereby incorporated herein by reference to Exhibit 2.1 of the Company's report on Form 8-K for events which occurred on June 8, 1999.

****Such documents previously filed by the Company, and any amendments thereto, are hereby incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          LAIDLAW GLOBAL CORPORATION

May 10, 2000                              By: /s/ Roger Bendelac
                                              ----------------------------------
                                              Roger Bendelac,
                                              President